One Horizon Group, Inc.
(formerly Intelligent Communication Enterprise Corporation)
Pro Forma Condensed Consolidated Balance Sheets
as at September 30, 2012
United States Dollars
(unaudited)

	Historical	Historical		Pro Forma	Pro Forma
	ICE	OHG		Adjustments	Consolidated

	'000	'000		'000	'000
Assets

Current assets:

Cash	$24	$1,116			$1,140
Accounts Receivable	68	22,481			22,549
Other current assets	5	753			758
	97	24,350			24,447

Property and equipment, net	20	552			572
Intangible assets, net	792	15,084			15,876
Assets of discontinued operations	-	21,883			21,883
Total assets	$909	$61,869			$62,778

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
Accounts payable and accrued expenses	$847	$1,538			$2,385
Taxes	-	1,454			1,454
Director and shareholder loans	53	2,020			2,073
Promissory note	17	-			17
Liabilities of discontinued operations	-	24,883			24,883
	917	29,895			30,812

Deferred taxes	-	446			446
Total liabilities	917	30,341			31,258

Stockholders' Equity (Deficiency)
Share Capital	68	8,535	a	(6,750)	1,853

Additional Paid in Capital	25,949	11,250	a	6,750	17,924
			b	(26,025)

Retained Earning (Deficiency)	(26,182)	11,743	b	26,182	11,743

Accumulated other comprehensive income	157	-	b	(157)	-
Total Stockholders' Equity (Deficiency)	(8)	31,528			31,520

Total liabilities and stockholders' equity (deficiency)	$909	$61,869			$62,778

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Adjusting entries	a adjust par value of issued shares of OHG for exchange of 17,853,476,138 shares of ICE

b eliminate Add'l Paid up Capital, Deficiency and Accumulated other comprehensive income of ICE

One Horizon Group, Inc.
(formerly Intelligent Communication Enterprise Corporation)
Pro Forma Condensed Consolidated Statements of Operations
For the three months ended September 30, 2012
United States Dollars
(unaudited)

	Historical	Historical	Pro Forma	Pro Forma
	ICE	OHG	adjustments	Consolidated

	'000	'000	'000	'000

Revenue	$97	$3,141	$	$3,238

Cost of Sales	33	322		355
	64	2,819		2,883

Operating expenses	823	915		1,738
Other expenses	368	36		404
	1,191	951		2,142

Income (loss) from operations before taxes	(1,127)	1,868		741

Income taxes		223		223

Net Income (Loss) for the period	$(1,127)	$1,645		$518

Net loss per shares

Basic and diluted net loss per share		0.00		0.00

Weighted average number of shares outstanding
Basic and diluted		17,194,719,780		17,852,591,625

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

One Horizon Group, Inc.
(formerly Intelligent Communication Enterprise Corporation)
Pro Forma Condensed Consolidated Statements of Operations
For the year ended June 30, 2012
United States Dollars
(unaudited)

	Historical	Historical	Pro Forma	Pro Forma
	ICE	OHG	adjustments	Consolidated

	'000	'000	'000	'000

Revenue	$108	$19,702	$	$19,810

Cost of Sales	61	80		141
	47	19,622		19,669

Operating expenses	3,589	4,652		8,241
Other expenses	14	218		232
	3,603	4,870		8,473

Income (loss) from continuing operations before taxes	(3,556)	14,752		11,196

Income taxes		1,300		1,300

Income (loss) from continuing operations	(3,556)	13,452		9,896

Loss from discontinued operations	-	(15,786)		(15,786)

Net (Loss) for the year	$(3,556)	$(2,334)		$(5,890)

Net loss per shares
Basic and diluted net loss per share from
continuing operations		0.00		0.00
Basic and diluted net loss per share from
discontinued operations		(0.00)		(0.00)

Weighted average number of shares outstanding
Basic and diluted		15,261,524,460		15,843,235,161

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

One Horizon Group, Inc.

(formerly Intelligent Communication Enterprise Corporation)

Unaudited Pro Forma Consolidated Information

Unaudited Pro Forma Consolidated Balance Sheet as at September 30, 2012

Unaudited Pro Forma Consolidated Statement of Operations for the year ended June 30, 2012 and the three months ended September 30, 2012

Notes to Unaudited Pro Forma Consolidated Financial Statements and Basis of Presentation

On November 30, 2012, One Horizon Group, Inc. (formerly Intelligent Communication Enterprise Corporation) (“ICE” or the “Company”) completed the acquisition of all of the issued and outstanding shares of One Horizon Group plc (“OHG”) in exchange for 17,853,476,138 shares of the Company. Upon closing of the transaction the former shareholders of OHG held approximately 96.5% of the issued and outstanding shares of the Company. For accounting purposes, OHG is the acquiring entity.

The transaction has been recorded, as at November 30, 2012, as follows:

Assets acquired	$835,843
Liabilities assumed	(494,459)
Value of Common shares	$341,384
Common shares issued and outstanding as at November 30, 2012 immediately prior to issuing shares for acquisition	696,030,538

The unaudited pro forma condensed consolidated balance sheet is presented combining ICE’s balance sheet as at September 30, 2012, with OHG’s balance sheet as at September 30, 2012. The unaudited pro forma condensed consolidated statements of operations are presented combining ICE’s statement of operations for the twelve months ended June 30, 2012, with OHG’s statement of operations for the year ended June 30, 2012, assuming the transaction occurred on July 1, 2011 and combining ICE’s statement of operations for the three months ended September 30, 2012, with OHG’s statement of operations for the three months ended September 30, 2012, assuming the transaction occurred on July 1, 2012.

The outstanding common shares and pro forma net loss per share is computed using the weighted average number of shares outstanding of OHG, adjusted for the share exchange ratio in the acquisition agreement of 175.14 shares of ICE common stock for every one share of OHG, for the periods presented plus the weighted average number of shares of ICE outstanding for the periods presented.

The unaudited pro forma condensed consolidated financial data and the notes thereto should be read in conjunction with OHG’s historical financial statements. The unaudited pro forma condensed consolidated financial data is based upon certain assumptions and estimates of management that are subject to change. The unaudited pro forma condensed consolidated financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the exchange transaction had actually occurred on the indicated date.